Exhibit 1

AUTHORIZATION

Reference is made to the Amended and Restated Indenture dated as of June 1, 2015, as may be amended from time to time (the “Indenture”) between the UNITED MEXICAN STATES (“Mexico”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

The undersigned, acting on behalf of Mexico in the capacity specified below, hereby certifies that:

(A) Pursuant to Section 2.1(c) of the Indenture, there is hereby established a Series of Debt Securities, the €1,200,000,000 1.375% Global Notes due 2025 and the €700,000,000 3.375% Global Notes due 2031 (the “Debt Securities”), to be issued and delivered under the Indenture, as described in the Prospectus dated February 8, 2016 (the “Prospectus”) and the Prospectus Supplement dated October 25, 2016 (the “Prospectus Supplement”) prepared in connection with the issuance of the Debt Securities. Copies of the Prospectus and Prospectus Supplement are attached hereto as Annex A;

(B) The Debt Securities shall have the terms and be subject to the conditions set forth in the certificates representing the Debt Securities. True, correct and complete specimens of the face of such certificates are attached hereto as Annex B; and true, correct and complete specimens of the reverse of such certificates are attached hereto as Annex C.

This Authorization shall be governed by, and construed in accordance with, the law of the State of New York; provided, however, that all matters governing Mexico’s authorization and execution of this Authorization shall in all cases be governed by and construed in accordance with the laws of Mexico.

Annex A         Prospectus and Prospectus Supplement

Annex B         Form of face of Debt Securities

Annex C         Form of reverse Debt Securities

[Signature Page Follows]

IN WITNESS WHEREOF, Mexico has caused this Authorization to be duly executed.

Dated: November 1, 2016

THE UNITED MEXICAN STATES

By:	/s/ ALBERTO TORRES GARCÍA
	Name:	Alberto Torres García
Title: Deputy Undersecretary for Public Credit of the Ministry of Finance and Public Credit

[Signature page to the Authorization Certificate]

Annex A

[Prospectus and Prospectus Supplement to be attached]

Annex B

UNITED MEXICAN STATES

REGISTERED GLOBAL NOTES

representing

1.375% Global Notes Due 2025

No.: R-1

ISIN No.: XS1511779305

Common Code: 151177930

The UNITED MEXICAN STATES (“Mexico”), for value received, hereby promises to pay to BT Globenet Nominees Limited, or registered assigns, upon surrender hereof of the principal sum of ONE BILLION TWO HUNDRED MILLION EUROS (€1,200,000,000) or such amount as shall be the outstanding principal amount hereof on January 15, 2025, together with interest accrued from the issue date to, but excluding, the maturity date, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof. Mexico further unconditionally promises to pay interest in arrears annually on January 15 of each year (each an “Interest Payment Date”), commencing on January 15, 2017, on any outstanding portion of the unpaid principal amount hereof at 1.375% per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from November 1, 2016, until payment of said principal sum has been made or duly provided for, and shall be payable to Holders of record as of January 14 of each year (each, a “Record Date”). This is a Global Security, also referred to as a “Global Note” for purposes of this document, deposited with the Depositary, and registered in the name of the Depositary or its nominee or common custodian, and accordingly, the Depositary or its nominee or common custodian, as Holder of record of this Global Note, shall be entitled to receive payments of principal and interest, other than principal and interest due at the maturity date, by wire transfer of immediately available funds. Such payment shall be made exclusively in such coin or currency of the European Union as at the time of payment shall be legal tender for payment of public and private debts. Mexico, the Trustee, any registrar and any paying agent shall be entitled to treat the Depositary as the sole Holder of this Global Note.

The statements in the legend relating to the Depositary set forth above are an integral part of the terms of this Global Note and by acceptance hereof each Holder of this Global Note agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

This Global Note is issued in respect of an issue of €1,200,000,000 principal amount of 1.375% Global Notes due 2025 of Mexico (the “Notes”) and is governed by (i) the Amended and Restated Indenture dated as of June 1, 2015, as amended from time to time, (the “Indenture”) between Mexico and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), the terms of which Indenture are incorporated herein by reference, and (ii) by the terms and conditions of the Notes attached hereto (the “Terms”), as supplemented or amended by the Authorization of Mexico for this Global Note, the terms of which are incorporated herein by reference. This Global Note shall in all respects be entitled to the same benefits as other Debt Securities under the Indenture and the Terms. All capitalized terms used in this Global Note but not defined herein shall have the meanings assigned to them in the Indenture.

Upon any exchange of all or a portion of this Global Note for Certificated Notes in accordance with the Indenture, this Global Note shall be endorsed on Schedule A to reflect the change of the principal amount evidenced hereby.

Unless the certificate of authentication hereon has been executed by the Trustee, this Global Note shall not be valid or obligatory for any purpose.

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F-2

IN WITNESS WHEREOF, Mexico has caused this instrument to be duly executed.

Dated: November 1, 2016

THE UNITED MEXICAN STATES

By:
Alberto Torres García
Deputy Undersecretary for Public
Credit of the Ministry of Finance and
Public Credit

By:
Irene Espinosa Cantellano
Treasurer of the Federation

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned Indenture.

Dated: November 1, 2016

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:	Deutsche Bank National Trust Company

By:
Name:
Title:

F-3

UNITED MEXICAN STATES

REGISTERED GLOBAL NOTES

representing

3.375% Global Notes Due 2031

No.: R-2

ISIN No.: XS1369323149

Common Code: 136932314

The UNITED MEXICAN STATES (“Mexico”), for value received, hereby promises to pay to BT Globenet Nominees Limited, or registered assigns, upon surrender hereof of the principal sum of SEVEN HUNDRED MILLION EUROS (€700,000,000) or such amount as shall be the outstanding principal amount hereof on February 23, 2031, together with interest accrued from the issue date to, but excluding, the maturity date, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof. Mexico further unconditionally promises to pay interest in arrears annually on February 23 of each year (each an “Interest Payment Date”), commencing on February 23, 2017, on any outstanding portion of the unpaid principal amount hereof at 3.375% per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from February 23, 2016, until payment of said principal sum has been made or duly provided for, and shall be payable to Holders of record as of February 22 of each year (each, a “Record Date”). This is a Global Security, also referred to as a “Global Note” for purposes of this document, deposited with the Depositary, and registered in the name of the Depositary or its nominee or common custodian, and accordingly, the Depositary or its nominee or common custodian, as Holder of record of this Global Note, shall be entitled to receive payments of principal and interest, other than principal and interest due at the maturity date, by wire transfer of immediately available funds. Such payment shall be made exclusively in such coin or currency of the European Union as at the time of payment shall be legal tender for payment of public and private debts. Mexico, the Trustee, any registrar and any paying agent shall be entitled to treat the Depositary as the sole Holder of this Global Note.

The statements in the legend relating to the Depositary set forth above are an integral part of the terms of this Global Note and by acceptance hereof each Holder of this Global Note agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

This Global Note is issued in respect of an issue of €700,000,000 principal amount of 3.375% Global Notes due 2031 of Mexico (the “Notes”) and is governed by (i) the Amended and Restated Indenture dated as of June 1, 2015, as amended from time to time, (the “Indenture”) between Mexico and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), the terms of which Indenture are incorporated herein by reference, and (ii) by the terms and conditions of the Notes attached hereto (the “Terms”), as supplemented or amended by the Authorization of Mexico for this Global Note, the terms of which are incorporated herein by reference. This Global Note shall in all respects be entitled to the same benefits as other Debt Securities under the Indenture and the Terms. All capitalized terms used in this Global Note but not defined herein shall have the meanings assigned to them in the Indenture.

Upon any exchange of all or a portion of this Global Note for Certificated Notes in accordance with the Indenture, this Global Note shall be endorsed on Schedule A to reflect the change of the principal amount evidenced hereby.

Unless the certificate of authentication hereon has been executed by the Trustee, this Global Note shall not be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, Mexico has caused this instrument to be duly executed.

Dated: November 1, 2016

THE UNITED MEXICAN STATES

By:
Alberto Torres García
Deputy Undersecretary for Public
Credit of the Ministry of Finance and
Public Credit

By:
Irene Espinosa Cantellano
Treasurer of the Federation

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned Indenture.

Dated: November 1, 2016

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in its individual capacity but solely as Trustee

By:	Deutsche Bank National Trust Company

By:
Name:
Title:

TERMS AND CONDITIONS OF THE NOTES

1. General. (a) This Note is one of a duly authorized Series of debt securities of the UNITED MEXICAN STATES (“Mexico”), designated as its 1.375% Global Notes due 2025 (the “Notes”), and issued or to be issued in one or more Series pursuant to an Amended and Restated Indenture dated as of June 1, 2015, between Mexico and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended from time to time (the “Indenture”). The Holders of the Notes will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office. All capitalized terms used in this Note but not defined herein shall have the meanings assigned to them in the Indenture.

(b) The Notes constitute and will constitute direct, general, unconditional and unsubordinated Public External Indebtedness (as defined below) of Mexico for which the full faith and credit of Mexico is pledged. The Notes rank and will rank without any preference among themselves and equally with all other unsubordinated Public External Indebtedness of Mexico. It is understood that this provision shall not be construed so as to require Mexico to make payments under the Notes ratably with payments being made under any other Public External Indebtedness of Mexico.

(c) The Notes are in fully registered form, without coupons, in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The Notes may be issued in certificated form (each, a “Certificated Note” and, collectively, the “Certificated Notes”), or may be represented by one or more registered Global Notes held by or on behalf of the Depositary. Certificated Notes will be available only in the limited circumstances set forth in the Indenture. The Notes, and transfers thereof, shall be registered as provided in Section 2.6 of the Indenture. Any person in whose name a Note shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Note regardless of any notice of ownership, theft, loss or any writing thereon.

(d) For the purposes of this paragraph and paragraphs 7 and 8 below, the following terms shall have the meanings specified below:

(i) “Public External Indebtedness” means any Public Indebtedness that is a payment obligation or contingent liability payable in any currency other than the currency of Mexico (other than any such Public Indebtedness that is originally issued or incurred within Mexico). For this purpose, settlement of original issuance by delivery of Public Indebtedness (or the instruments evidencing such Public Indebtedness) within Mexico shall be deemed to be original issuance within Mexico; and

(ii) “Public Indebtedness” means any payment obligation, including any contingent liability, of any person arising from bonds, debentures, Debt Securities or other securities that (A) are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market (including, without limiting the generality of the foregoing, securities eligible for resale pursuant to Rule 144A under the Securities Act, as amended (or any successor law or regulation of similar effect)) and (B) have an original maturity of more than one year or are combined with a commitment so that the original maturity of one year or less may be extended at the option of Mexico to a period in excess of one year.

2. Payments. (a) Mexico covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest (including Additional Amounts (as defined below)) on, the Notes and any other payments to be made by Mexico under the Notes and the Indenture, at the place or places, at the respective times and in the manner provided in the Notes and the Indenture. Principal of the Notes will be payable against surrender of such Notes at the Corporate Trust Office of the Trustee in New York City or, subject to applicable laws and regulations, at the office outside of the United States of a paying agent, by euro check drawn on, or by transfer to a euro account maintained by the Holder with, a bank located in London. Payment of interest or principal (including Additional Amounts) on the Notes will be made to the persons in whose name such Notes are registered at the close of business on the relevant Record Date, whether or not such day is a Business Day (as defined below), notwithstanding the cancellation of such Notes upon any transfer or exchange thereof subsequent to the Record Date and prior to such Interest Payment Date; provided, that if and to the extent Mexico shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names such Notes are registered as of a subsequent record date established by Mexico by notice, as provided in paragraph 14 of these Terms, by or on behalf of Mexico to the Holders of the Notes not less than 15 days preceding such subsequent record date, such record date to be not less than 10 days preceding the date of payment of such defaulted interest. Notwithstanding the immediately preceding sentence, in the case where such interest or principal (including Additional Amounts) is not punctually paid or duly provided for, the Trustee shall have the right to fix such subsequent record date, and, if fixed by the Trustee, such subsequent record date shall supersede any such subsequent record date fixed by Mexico. Payment of interest on Certificated Notes will be made (i) by euro check drawn on a bank in London mailed to the Holder at such Holder’s registered address or (ii) upon application by the Holder of at least €10,000,000 (or its equivalent in other currencies or currency units) in principal amount of Certificated Notes to the Trustee not later than the applicable Record Date, by wire transfer in immediately available funds to a euro account maintained by the Holder with a bank in London. Payment of interest on a Global Note will be made (i) by a euro check drawn on a bank in London delivered to the Depositary at its registered address or (ii) by wire transfer in immediately available funds to a euro account maintained by the Depositary with a bank in London. “Business Day” shall mean any day that is (a) not a Saturday or Sunday; and (b) (i) a day on which the Trans-European Automated Real-Time Settlement Express Transfer (TARGET) System is operating and (ii) a day on which commercial banks are open for dealings in euro deposits in the London interbank market.

(b) In any case where the date of payment of the principal of, or interest (including Additional Amounts) on, the Notes shall not be a Business Day, then payment of principal or interest (including Additional Amounts) will be made on the next succeeding Business Day at the relevant place of payment. Such payments will be deemed to have been made on the due date, and no interest on the Notes will accrue as a result of the delay in payment.

(c) Interest will be computed on the basis of the actual number of days in the interest period divided by 365 (or, if any portion of the Interest Period falls in a leap year, the sum of (x) the actual number of days falling in the leap year divided by 366 and (y) the actual number of days falling in the non-leap year divided by 365).

(d) Any monies deposited with or paid to the Trustee or to any paying agent for the payment of the principal of or interest (including Additional Amounts) on any Note and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable shall be repaid to or for the account of Mexico by the Trustee or such paying agent, upon the written request of Mexico and, to the extent permitted by law, the Holder of such Note shall thereafter look only to Mexico for any payment which such Holder may be entitled to collect, and all liability of the Trustee or such paying agent with respect to such monies shall thereupon cease. Mexico shall cause all returned, unclaimed monies to be held in trust for the relevant Holder of the Note until such time as the claims against Mexico for payment of such amounts shall have prescribed pursuant to paragraph 16 of these Terms.

(e) If Mexico at any time defaults in the payment of any principal of, or interest (including Additional Amounts) on the Notes, Mexico will pay interest on the amount in default (to the extent permitted by law), calculated for each day until paid, at the rate of 1.375% per annum, together with Additional Amounts, if applicable.

(f) The principal of and any premium and interest on this Note shall be payable in euro; provided, however, that if Mexico determines that the euro is not available for making payments on this Note due to the imposition of exchange controls or other circumstances beyond Mexico’s control, then payments on this Note shall be made in U.S. dollars until Mexico determines that the euro is again available for making such payments. The amount so payable on any such payment date in such euro shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent in accordance with the Exchange Rate Agency Agreement, dated as of February 12, 2016, between Mexico and the Exchange Rate Agent. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default hereunder or under the Indenture. In the absence of manifest error, all determinations by the Exchange Rate Agent shall be conclusive for all purposes and binding on Mexico and the Holders of the Notes. Holders will not have the option to elect payments in U.S. dollars.

(g) Unless otherwise specified on the face hereof, if the specified currency of this Note is other than U.S. dollars, in the event of an official redenomination of such specified currency, the obligations of Mexico with respect to payments on this Note shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of the redenominated currency representing the amount of such obligations immediately before such redenomination.

3. Redemption. The Notes will be redeemable at the option of Mexico prior to the maturity date. Mexico will have the right at its option, upon giving not less than 30 days’ nor more than 60 days’ notice to the Holders, to redeem the Notes, in whole or in part, at any time or from time to time prior to the maturity date, at a redemption price equal to the principal amount thereof, plus the Make-Whole Amount (as defined below), plus interest accrued but not paid on the principal amount of the Notes to be redeemed to the date of redemption specified in such notice (the “Redemption Date”).

“Make-Whole Amount” means the excess, if any, of (i) the sum of the present values of each remaining scheduled payment of principal and interest on the Notes to be redeemed (exclusive of interest accrued but not paid to the Redemption Date), discounted to the Redemption Date on an annual basis (computed on the basis of the actual number of days in the interest period divided by 365 (or, if any portion of the Interest Period falls in a leap year, the sum of (x) the actual number of days falling in the leap year divided by 366 and (y) the actual number of days falling in the non-leap year divided by 365)) at the Benchmark Rate (as defined below) plus 25 basis points over (ii) the principal amount of such Notes.

“Benchmark Rate” means, with respect to any Redemption Date, the rate per annum equal to the annual equivalent yield to maturity or interpolated maturity of the Comparable Benchmark Issue (as defined below), assuming a price for the Comparable Benchmark Issue (expressed as a percentage of its principal amount) equal to the Comparable Benchmark Price for such Redemption Date.

“Comparable Benchmark Issue” means the Bundesanleihe security or securities (“Bund”) of the German Government selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Independent Investment Banker” means one of the Reference Dealers (as defined below) appointed by Mexico.

“Comparable Benchmark Price” means, with respect to any Redemption Date, (i) the average of the Reference Dealer Quotations (as defined below) for such Redemption Date, after excluding the highest and lowest such Reference Dealer Quotation or (ii) if Mexico obtains fewer than four such Reference Dealer Quotations, the average of all such quotations.

“Reference Dealer” means each of Banco Santander, S.A., BNP Paribas and Citigroup Global Markets Limited or their affiliates which are dealers of Bund of the German Government, and one other leading dealer of Bund of the German Government designated by Mexico, and their respective successors; provided, that if any of the foregoing shall cease to be a dealer of Bund of the German Government, Mexico will substitute therefor another dealer of Bund of the German Government.

“Reference Dealer Quotation” means, with respect to each Reference Dealer and any Redemption Date, the average, as determined by Mexico, of the bid and asked prices for the Comparable Benchmark Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Mexico by such Reference Dealer at 3:30 p.m., Frankfurt, Germany, time on the third Business Day preceding such Redemption Date.

If this Note is redeemed only in part, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If less than all Notes having the same terms (except as to principal amount and date of issuance) are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. Unless otherwise specified on the face hereof, this Note will not be entitled to the benefit of a sinking fund.

4. Early Repayment. Unless otherwise specified and subject to the terms set forth on the face hereof, this Note will not be repayable prior to the maturity date at the option of the Holder hereof.

5. Purchase of the Notes by Mexico. Mexico may at any time repurchase the Notes at any price in the open market or otherwise. Notes so repurchased by Mexico may be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the Trustee for cancellation.

6. Additional Amounts. (a) All payments by Mexico in respect of the Notes shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Mexico, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (collectively, “Relevant Tax”), unless the withholding or deduction of such Relevant Tax is required by law. In that event, Mexico shall pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the amounts received by the Holders after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of the Notes in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable in respect of any Relevant Tax:

(i) imposed by reason of a Holder or beneficial owner of a Note having some present or former connection with Mexico other than merely being a Holder or beneficial owner of the Note or receiving payments of any nature on the Note or enforcing its rights in respect of the Note;

(ii) imposed by reason of the failure of a Holder or beneficial owner of a Note, or any other person through which the Holder or beneficial owner holds a Note, to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Mexico of such Holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction; or

(iii) imposed by reason of a Holder or beneficial owner of a Note, or any other person through which the Holder or beneficial owner holds a Note, having presented the Note for payment (where such presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the Holder or beneficial owner or such other person would have been entitled to Additional Amounts on presenting the Note for payment on any date during such 30-day period.

As used in this paragraph 6(a), “Relevant Date” in respect of any Note means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the Trustee on or prior to such due date, the date on which notice is duly given to the Holders in the manner described in paragraph 14 below that such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” hereunder or in the Indenture shall be deemed to include any Additional Amounts which may be payable hereunder.

(b) Mexico will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in Mexico or any political subdivision thereof or taxing authority thereof or therein in respect of the creation, issue, execution, initial delivery or registration of the Notes or any other document or instrument referred to therein. Mexico will also indemnify the Holders from and against any stamp, court or documentary taxes or any excise or property taxes, charges or similar levies resulting from, or required to be paid by any of them in any jurisdiction in connection with, the enforcement of the obligations of Mexico under the Notes or any other document or instrument referred to therein following the occurrence of any Event of Default (as defined below).

7. Negative Pledge Covenant of Mexico. So long as any Note shall remain Outstanding, or any amount payable by Mexico under the Indenture shall remain unpaid, Mexico agrees that Mexico will not create, incur, assume or suffer to exist any Security Interest (as defined below) in the whole or any part of its present or future revenues or assets to secure Public External Indebtedness of Mexico, unless the Note is secured equally and ratably with such Public External Indebtedness; provided, however, that Mexico may create or permit to subsist:

(i) Security Interests created prior to December 3, 1993;

(ii) Security Interests securing Public External Indebtedness incurred in connection with a Project Financing (as defined below), provided, that the Security Interest is solely in assets or revenues of the project for which the Project Financing was incurred;

(iii) Security Interests securing Public External Indebtedness of Mexico which (A) is issued by Mexico in exchange for debt of Mexican public sector bodies (other than Mexico) and (B) is in an aggregate principal amount outstanding (with debt denominated in currencies other than U.S. dollars expressed in U.S. dollars based on rates of exchange prevailing at the date such debt was incurred) that does not exceed U.S. $29 billion; and

(iv) Security Interests securing Public External Indebtedness of Mexico incurred or assumed by Mexico to finance or refinance the acquisition of the assets in which such Security Interest has been created or permitted to subsist.

For the purposes of this paragraph 7, the following terms shall have the meanings specified below:

“Project Financing” means any financing of all or part of the costs of the acquisition, construction or development of any project if the person or persons providing such financing (A) expressly agree to limit their recourse to the project financed and the revenues derived from such project as the principal source of repayment for the moneys advanced and (B) have been provided with a feasibility study prepared by competent independent experts on the basis of which it was reasonable to conclude that such project would generate sufficient foreign currency income to service substantially all Public External Indebtedness incurred in connection with such project.

“Security Interest” means any lien, pledge, mortgage, encumbrance or other preferential right granted to any person or entity over Mexico’s revenues or assets.

8. Events of Default; Acceleration. If one or more of the following events (“Events of Default”) shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of principal, premium, if any, or interest on any of the Notes as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, and continuance of such default for 30 days; or

(b) failure on the part of Mexico to observe or perform any of the covenants or agreements provided herein or in the Indenture (in each case, other than those referred to in (a) above) for a period of 30 days after the date on which written notice shall have been given to Mexico by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; or

(c) Mexico shall fail to make any payment of principal or interest in respect of Public External Indebtedness of Mexico when due and such failure shall result in the acceleration of an aggregate principal amount of not less than U.S. $10,000,000 (or its equivalent in other currencies) of such Public External Indebtedness, and such acceleration shall not have been rescinded or annulled; or

(d) Mexico shall fail to make any payment in respect of Public External Indebtedness of Mexico in an aggregate principal amount in excess of U.S. $10,000,000 (or its equivalent in other currencies) for a period of 30 days after the date on which Mexico receives written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; or

(e) the declaration by Mexico of a moratorium with respect to the payment of principal of or interest on Public External Indebtedness of Mexico;

then in each and every such case, upon notice in writing by the Holders (the “Demanding Holders”) (acting individually or together) of not less than 25% of the aggregate Outstanding principal amount of the Notes to Mexico, with a copy to the Trustee, of any such Event of Default and its continuance, the Demanding Holders may declare the principal amount of all the Notes due and payable immediately, and the same shall become and shall be due and payable upon the date that such written notice is received by or on behalf of Mexico, unless prior to such date all Events of Default in respect of all the Notes shall have been cured; provided that, if at any time after the principal of the Notes shall have been so declared due and payable, and before the sale of any property pursuant to any judgment or decree for the payment of monies due which shall have been obtained or entered in connection with the Notes, Mexico shall pay or shall deposit (or cause to be paid or deposited) with the Trustee a sum sufficient to pay all matured installments of interest and principal upon all the Notes which shall have become due otherwise than solely by acceleration (with interest on overdue installments of interest, to the extent permitted by law, and on such principal of each Note at the rate of interest specified herein, to the date of such payment of interest or principal) and such amount as shall be sufficient to cover reasonable compensation to the Demanding Holders, the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other documented expenses and liabilities reasonably incurred, and all advances made for documented expenses and legal fees, reasonably incurred by the Demanding Holders, the Trustee and each predecessor Trustee, and if any and all Events of Default hereunder, other than the nonpayment of the principal of the Notes which shall have become due solely by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of more than 50% in aggregate principal amount of the Notes then Outstanding, by written notice to Mexico and to the Trustee, may, on behalf of all of the Holders, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. Actions by Holders pursuant to this paragraph 8 need not be taken at a meeting pursuant to paragraph 9 hereof. Actions by the Trustee and the Holders pursuant to this paragraph 8 are subject to Article Four of the Indenture. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes of this Series may be declared due and payable in the manner and with the effect provided in the Indenture.

9. Holders’ Meetings and Written Action. The Indenture sets forth the provisions for the convening of meetings of Holders of Notes and actions taken by written consent of the Holders of Notes.

10. Replacement, Exchange and Transfer of the Notes. (a) Upon the terms and subject to the conditions set forth in the Indenture, in case any Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, Mexico in its discretion may execute, and upon the request of Mexico, the Trustee shall authenticate and deliver, a new Note bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the apparently destroyed, lost or stolen Note. In every case, the applicant for a substitute Note shall furnish to Mexico and to the Trustee such security or indemnity as may be required by each of them to indemnify, defend and to save each of them and any agent of Mexico or the Trustee harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substitute Note, the Holder of such Note, if so requested by Mexico, shall pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Note.

(b) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 10(e) hereof, a Certificated Note or Notes may be exchanged for an equal aggregate principal amount of Certificated Notes in different authorized denominations and a beneficial interest in the Global Note may be exchanged for an equal aggregate principal amount of Certificated Notes in different authorized denominations or for an equal aggregate principal amount of beneficial interests in another Global Note in different authorized denominations by the Holder or Holders surrendering the Note or Notes for exchange at the Corporate Trust Office, together with a written request for the exchange. Certificated Notes will only be issued in exchange for interests in a Global Note pursuant to Section 2.5(e) of the Indenture. The exchange of the Notes will be made by the Trustee.

(c) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 10(e) hereof, a Certificated Note may be transferred in whole or in part (in an amount equal to the authorized denomination or any integral multiple thereof) by the Holder or Holders surrendering the Certificated Note for transfer at the Corporate Trust Office accompanied by an executed instrument of transfer substantially as set forth in Exhibit F to the Indenture. The registration of transfer of the Notes will be made by the Trustee.

(d) The costs and expenses of effecting any exchange, transfer or registration of transfer pursuant to this paragraph 10 will be borne by Mexico, except for the expenses of delivery (if any) not made by regular mail and the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge or insurance charge that may be imposed in relation thereto, which will be borne by the Holder of the Note. Registration of the transfer of a Note by the Trustee shall be deemed to be the acknowledgment of such transfer on behalf of Mexico.

(e) The Trustee may decline to accept any request for an exchange or registration of transfer of any Note during the period of 15 days preceding the due date for any payment of principal of, or premium, if any, or interest on, the Notes.

11. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

12. Paying Agents; Transfer Agents; Registrar. Mexico has initially appointed Deutsche Bank Trust Company Americas as its paying agent, transfer agent and registrar. Mexico may at any time appoint additional or other paying agents, transfer agents and registrars and terminate the appointment of those or any paying agents, transfer agents and registrar, provided, that while the Notes are Outstanding, Mexico will maintain in The City of New York (i) a paying agent, (ii) an office or agency where the Notes may be presented for exchange, transfer and registration of transfer as provided in the Indenture and (iii) a registrar. In addition, if and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, Mexico will maintain a paying agent and transfer agent in Luxembourg. Notice of any such termination or appointment and of any change in the office through which any paying agent, transfer agent or registrar will act will be promptly given in the manner described in paragraph 14 hereof.

13. Enforcement. Except as provided in Section 4.6 of the Indenture, no Holder of any Notes shall have any right by virtue of or by availing itself of any provision of the Indenture or of the Notes to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or of the Notes, or for any other remedy hereunder or under the Notes, unless (a) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to such Series of Notes, (b) the Holders of not less than 25% in aggregate principal amount Outstanding of Notes shall have made specific written request to the Trustee to institute such action, suit or proceeding in its own name as

Trustee hereunder and shall have provided to the Trustee such reasonable indemnity or other security as it may require against the costs, expenses and liabilities to be incurred therein or thereby and (c) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity or other security shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9 of the Indenture; it being understood and intended, and being expressly covenanted by every Holder of Notes with every other Holder of Notes and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself of any provision of the Indenture or of the Notes to affect, disturb or prejudice the rights of any other Holder of Notes or to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture or under the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes. For the protection and enforcement of this paragraph, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

14. Notices. Mexico will mail any notices to the Holders of the Notes at their registered addresses as reflected in the books and records of the Trustee. Mexico will consider any mailed notice to have been given five Business Days after it has been sent. Mexico will also publish notices to the Holders (a) in a leading newspaper having general circulation in New York City and London (which is expected to be The Wall Street Journal and the Financial Times, respectively) and (b) if and so long as the Notes are listed on the Euro MTF market of the Luxembourg Stock Exchange and the rules of the exchange so require, in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort - Luxemburger Wort für Wahrheit und Recht) and on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication in a leading newspaper in Luxembourg is not practicable, Mexico will publish such notices in a leading English language daily newspaper with general circulation in Europe. Mexico will consider any published notice to be given on the date of its first publication.

15. Further Issues of Notes. Mexico may from time to time, without the consent of Holders of the Notes, create and issue additional Notes having the same Terms as the Notes in all respects, except for the issue date, issue price and the first payment of interest thereon; provided, however, that any such additional Notes shall be issued either in a “qualified reopening” for U.S. federal income tax purposes or with no more than de minimis original issue discount for U.S. federal income tax purposes. Additional Notes issued in this manner will be consolidated with and will form a single Series with the previously Outstanding Notes.

16. Prescription. To the extent permitted by law, claims against Mexico for the payment of principal of, or interest or other amounts due on, the Notes (including Additional Amounts) will become void unless made within five years of the date on which that payment first became due (or such shorter period as shall be prescribed by applicable law).

17. Authentication. This Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee or its agent.

18. Governing Law. (a) This Note will be governed by and construed in accordance with the laws of the State of New York; provided, however, that all matters governing Mexico’s authorization and execution of the Indenture and the Notes shall in all cases be governed by and construed in accordance with the laws of Mexico.

(b) Each of the parties hereto hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the Borough of Manhattan, The City of New York in any action or proceeding arising out of or based on the Indenture or the Notes. Mexico has appointed the Consul General of Mexico acting through his or her offices at 27 East 39th Street, New York, New York, 10016, and his or her successors, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based on the Indenture or the Notes, which may be instituted in any such court as provided in the Indenture. Mexico hereby waives irrevocably, to the extent permitted by law, any immunity from the jurisdiction of such court (including sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976 and immunity from pre-judgment attachment, post-judgment attachment and execution), except that under Article 4 of the Federal Code of Civil Procedure of Mexico attachment prior to judgment or attachment in aid of execution may not be ordered by Mexican courts against property of Mexico, and any objections to the laying of venue in any such courts in respect of any such action to which it might otherwise be entitled in any actions arising out of or based on the Indenture or the Notes of any Series which may be instituted as provided in the Indenture in any state or federal court in the Borough of Manhattan, The City of New York. In addition, Mexico hereby waives any rights to which it may be entitled on account of place of residence or domicile. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the Notes have been provided to the Trustee pursuant to the terms hereof either paid or returned to Mexico in accordance with the Indenture, except that, if for any reason, the Consul General of Mexico ceases to be able to act as Authorized Agent or no longer has an address in the Borough of Manhattan, The City of New York, Mexico will appoint another person (which may be the Trustee) in the Borough of Manhattan, The City of New York, selected in its discretion, as such Authorized Agent, a copy of which acceptance it shall provide to the Trustee. Mexico will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments pursuant to Section 9.7 of the Indenture in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, or at such other address in the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon Mexico.

(c) A final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by a suit upon such judgment or in any other manner provided by law.

(d) Notwithstanding the provisions of this paragraph 18, any action against Mexico arising out of or based on the Notes of any Series may also be instituted as provided in the Indenture in any competent court in Mexico.

(e) Notwithstanding anything else in this paragraph 18 to the contrary, neither such appointment nor such submission to jurisdiction or such waiver of sovereign immunity shall be interpreted to include actions brought under the United States securities laws or any state securities laws.

(f) Nothing in this paragraph 18 shall affect the right of the Trustee or (in connection with legal actions or proceedings by any Holder as permitted by the Indenture and this Note) any Holder to serve legal process in any other manner permitted by law, or affect the right of the Trustee or any such Holder to bring any action or proceeding against Mexico or its property in the courts of other jurisdictions.

19. Indemnification for Foreign Exchange Fluctuations. The obligation of Mexico to any Holder under the Notes that has obtained a court judgment affecting the Notes shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which the Note is denominated (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Holder of any amount in the Judgment Currency, such Holder may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency (or, if it is not practicable to make that purchase on that day, on the first Business Day on which it is practicable to do so). If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Holder in the Agreement Currency, Mexico agrees, as a separate obligation and notwithstanding such judgment, to pay the difference, and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such Holder, such Holder agrees to pay to or for the account of Mexico such excess, provided, that such Holder shall not have any obligation to pay any such excess as long as a default by Mexico in its obligations hereunder has occurred and is continuing, in which case such excess may be applied by such Holder to such obligations.

20. Warranty of Mexico. Subject to paragraph 17, Mexico hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Note and to constitute the same legal, valid and binding obligations of Mexico enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

21. Definitive Headings. The descriptive headings appearing in these Terms are for convenience of reference only and shall not alter, limit or define the provisions hereof.

22. Modifications. (a) Any Modification to the Notes or the Indenture insofar as it affects the Notes shall be made in accordance with Articles Ten and Eleven of the Indenture.

(b) Any Modification pursuant to this paragraph 22 will be conclusive and binding on all Holders of the Notes, and on all future Holders of the Notes whether or not notation of such Modification is made upon the Notes. Any instrument given by or on behalf of any Holder of a Note in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent Holders of that Note.

Schedule A

Date	Principal Amount of Certificated Notes	Remaining Principal Amount of this Global Note	Notation Made By

TRANSFER CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby transfers to (PRINT NAME AND ADDRESS OF TRANSFEREE) €              principal amount of this 1.375% Global Notes due 2025, and all rights with respect thereto, and irrevocably constitutes and appoints              as attorney to transfer this Note on the books kept for registration thereof, with full power of substitution.

Dated

Certifying Signature:

Signed

Note:

(i) The signature on this transfer form must correspond to the name as it appears on the face of this Note.

(ii) A representative of the Holder should state the capacity in which he or she signs (e.g., executor).

(iii) The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered Holder or shall be certified by a recognized bank, notary public or in such other manner as the Trustee or a paying agent may require.

TERMS AND CONDITIONS OF THE NOTES

1. General. (a) This Note is one of a duly authorized Series of debt securities of the UNITED MEXICAN STATES (“Mexico”), designated as its 3.375% Global Notes due 2031 (the “Notes”), and issued or to be issued in one or more Series pursuant to an Amended and Restated Indenture dated as of June 1, 2015, between Mexico and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as amended from time to time (the “Indenture”). The Holders of the Notes will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. This Note is a further issuance of, will be consolidated to form a single series with, and will be fully fungible with, Mexico’s outstanding 3.375% Global Notes due 2031, €1,000,000,000 principal amount of which was issued prior to the date hereof. This further issuance is initially limited to the aggregate principal amount of €700,000,000. The Notes are limited in aggregate principal amount to €1,700,000,000, subject to increase as provided in paragraph 15 below. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office. All capitalized terms used in this Note but not defined herein shall have the meanings assigned to them in the Indenture.

(b) The Notes constitute and will constitute direct, general, unconditional and unsubordinated Public External Indebtedness (as defined below) of Mexico for which the full faith and credit of Mexico is pledged. The Notes rank and will rank without any preference among themselves and equally with all other unsubordinated Public External Indebtedness of Mexico. It is understood that this provision shall not be construed so as to require Mexico to make payments under the Notes ratably with payments being made under any other Public External Indebtedness of Mexico.

(c) The Notes are in fully registered form, without coupons, in denominations of €100,000 and integral multiples of €1,000 in excess thereof. The Notes may be issued in certificated form (each, a “Certificated Note” and, collectively, the “Certificated Notes”), or may be represented by one or more registered Global Notes held by or on behalf of the Depositary. Certificated Notes will be available only in the limited circumstances set forth in the Indenture. The Notes, and transfers thereof, shall be registered as provided in Section 2.6 of the Indenture. Any person in whose name a Note shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Note regardless of any notice of ownership, theft, loss or any writing thereon.

(d) For the purposes of this paragraph and paragraphs 7 and 8 below, the following terms shall have the meanings specified below:

(i) “Public External Indebtedness” means any Public Indebtedness that is a payment obligation or contingent liability payable in any currency other than the currency of Mexico (other than any such Public Indebtedness that is originally issued or incurred within Mexico). For this purpose, settlement of original issuance by delivery of Public Indebtedness (or the instruments evidencing such Public Indebtedness) within Mexico shall be deemed to be original issuance within Mexico; and

(ii) “Public Indebtedness” means any payment obligation, including any contingent liability, of any person arising from bonds, debentures, Debt Securities or other securities that (A) are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market (including, without limiting the generality of the foregoing, securities eligible for resale pursuant to Rule 144A under the Securities Act, as amended (or any successor law or regulation of similar effect)) and (B) have an original maturity of more than one year or are combined with a commitment so that the original maturity of one year or less may be extended at the option of Mexico to a period in excess of one year.

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2. Payments. (a) Mexico covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and premium, if any, and interest (including Additional Amounts (as defined below)) on, the Notes and any other payments to be made by Mexico under the Notes and the Indenture, at the place or places, at the respective times and in the manner provided in the Notes and the Indenture. Principal of the Notes will be payable against surrender of such Notes at the Corporate Trust Office of the Trustee in New York City or, subject to applicable laws and regulations, at the office outside of the United States of a paying agent, by euro check drawn on, or by transfer to a euro account maintained by the Holder with, a bank located in London. Payment of interest or principal (including Additional Amounts) on the Notes will be made to the persons in whose name such Notes are registered at the close of business on the relevant Record Date, whether or not such day is a Business Day (as defined below), notwithstanding the cancellation of such Notes upon any transfer or exchange thereof subsequent to the Record Date and prior to such Interest Payment Date; provided, that if and to the extent Mexico shall default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the persons in whose names such Notes are registered as of a subsequent record date established by Mexico by notice, as provided in paragraph 14 of these Terms, by or on behalf of Mexico to the Holders of the Notes not less than 15 days preceding such subsequent record date, such record date to be not less than 10 days preceding the date of payment of such defaulted interest. Notwithstanding the immediately preceding sentence, in the case where such interest or principal (including Additional Amounts) is not punctually paid or duly provided for, the Trustee shall have the right to fix such subsequent record date, and, if fixed by the Trustee, such subsequent record date shall supersede any such subsequent record date fixed by Mexico. Payment of interest on Certificated Notes will be made (i) by euro check drawn on a bank in London mailed to the Holder at such Holder’s registered address or (ii) upon application by the Holder of at least €10,000,000 (or its equivalent in other currencies or currency units) in principal amount of Certificated Notes to the Trustee not later than the applicable Record Date, by wire transfer in immediately available funds to a euro account maintained by the Holder with a bank in London. Payment of interest on a Global Note will be made (i) by a euro check drawn on a bank in London delivered to the Depositary at its registered address or (ii) by wire transfer in immediately available funds to a euro account maintained by the Depositary with a bank in London. “Business Day” shall mean any day that is (a) not a Saturday or Sunday; and (b) (i) a day on which the Trans-European Automated Real-Time Settlement Express Transfer (TARGET) System is operating and (ii) a day on which commercial banks are open for dealings in euro deposits in the London interbank market.

(b) In any case where the date of payment of the principal of, or interest (including Additional Amounts) on, the Notes shall not be a Business Day, then payment of principal or interest (including Additional Amounts) will be made on the next succeeding Business Day at the relevant place of payment. Such payments will be deemed to have been made on the due date, and no interest on the Notes will accrue as a result of the delay in payment.

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(c) Interest will be computed on the basis of the actual number of days in the interest period divided by 365 (or, if any portion of the Interest Period falls in a leap year, the sum of (x) the actual number of days falling in the leap year divided by 366 and (y) the actual number of days falling in the non-leap year divided by 365).

(d) Any monies deposited with or paid to the Trustee or to any paying agent for the payment of the principal of or interest (including Additional Amounts) on any Note and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable shall be repaid to or for the account of Mexico by the Trustee or such paying agent, upon the written request of Mexico and, to the extent permitted by law, the Holder of such Note shall thereafter look only to Mexico for any payment which such Holder may be entitled to collect, and all liability of the Trustee or such paying agent with respect to such monies shall thereupon cease. Mexico shall cause all returned, unclaimed monies to be held in trust for the relevant Holder of the Note until such time as the claims against Mexico for payment of such amounts shall have prescribed pursuant to paragraph 16 of these Terms.

(e) If Mexico at any time defaults in the payment of any principal of, or interest (including Additional Amounts) on the Notes, Mexico will pay interest on the amount in default (to the extent permitted by law), calculated for each day until paid, at the rate of 3.375% per annum, together with Additional Amounts, if applicable.

(f) The principal of and any premium and interest on this Note shall be payable in euro; provided, however, that if Mexico determines that the euro is not available for making payments on this Note due to the imposition of exchange controls or other circumstances beyond Mexico’s control, then payments on this Note shall be made in U.S. dollars until Mexico determines that the euro is again available for making such payments. The amount so payable on any such payment date in such euro shall be converted into U.S. dollars at a rate determined by the Exchange Rate Agent in accordance with the Exchange Rate Agency Agreement, dated as of February 12, 2016, between Mexico and the Exchange Rate Agent. Any payment made under such circumstances in U.S. dollars will not constitute an Event of Default hereunder or under the Indenture. In the absence of manifest error, all determinations by the Exchange Rate Agent shall be conclusive for all purposes and binding on Mexico and the Holders of the Notes. Holders will not have the option to elect payments in U.S. dollars.

(g) Unless otherwise specified on the face hereof, if the specified currency of this Note is other than U.S. dollars, in the event of an official redenomination of such specified currency, the obligations of Mexico with respect to payments on this Note shall, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of the redenominated currency representing the amount of such obligations immediately before such redenomination.

3. Redemption. The Notes will be redeemable at the option of Mexico prior to the maturity date. Mexico will have the right at its option, upon giving not less than 30 days’

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nor more than 60 days’ notice to the Holders, to redeem the Notes, in whole or in part, at any time or from time to time prior to the maturity date, at a redemption price equal to the principal amount thereof, plus the Make-Whole Amount (as defined below), plus interest accrued but not paid on the principal amount of the Notes to be redeemed to the date of redemption specified in such notice (the “Redemption Date”).

“Make-Whole Amount” means the excess, if any, of (i) the sum of the present values of each remaining scheduled payment of principal and interest on the Notes to be redeemed (exclusive of interest accrued but not paid to the Redemption Date), discounted to the Redemption Date on an annual basis (computed on the basis of the actual number of days in the interest period divided by 365 (or, if any portion of the Interest Period falls in a leap year, the sum of (x) the actual number of days falling in the leap year divided by 366 and (y) the actual number of days falling in the non-leap year divided by 365)) at the Benchmark Rate (as defined below) plus 50 basis points over (ii) the principal amount of such Notes.

“Benchmark Rate” means, with respect to any Redemption Date, the rate per annum equal to the annual equivalent yield to maturity or interpolated maturity of the Comparable Benchmark Issue (as defined below), assuming a price for the Comparable Benchmark Issue (expressed as a percentage of its principal amount) equal to the Comparable Benchmark Price for such Redemption Date.

“Comparable Benchmark Issue” means the Bundesanleihe security or securities (“Bund”) of the German Government selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Independent Investment Banker” means one of the Reference Dealers (as defined below) appointed by Mexico.

“Comparable Benchmark Price” means, with respect to any Redemption Date, (i) the average of the Reference Dealer Quotations (as defined below) for such Redemption Date, after excluding the highest and lowest such Reference Dealer Quotation or (ii) if Mexico obtains fewer than four such Reference Dealer Quotations, the average of all such quotations.

“Reference Dealer” means any of Barclays Bank PLC, BNP Paribas, Credit Suisse Securities (Europe) Limited and UBS Limited, or their affiliates which are dealers of Bund of the German Government, and one other leading dealer of Bund of the German Government designated by Mexico, and their respective successors; provided, that if any of the foregoing shall cease to be a dealer of Bund of the German Government, Mexico will substitute therefor another dealer of Bund of the German Government.

“Reference Dealer Quotation” means, with respect to each Reference Dealer and any Redemption Date, the average, as determined by Mexico, of the bid and asked prices for the Comparable Benchmark Issue (expressed in each case as a percentage of its principal amount) quoted in writing to Mexico by such Reference Dealer at 3:30 p.m., Frankfurt, Germany, time on the third Business Day preceding such Redemption Date.

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If this Note is redeemed only in part, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If less than all Notes having the same terms (except as to principal amount and date of issuance) are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate. Unless otherwise specified on the face hereof, this Note will not be entitled to the benefit of a sinking fund.

4. Early Repayment. Unless otherwise specified and subject to the terms set forth on the face hereof, this Note will not be repayable prior to the maturity date at the option of the Holder hereof.

5. Purchase of the Notes by Mexico. Mexico may at any time repurchase the Notes at any price in the open market or otherwise. Notes so repurchased by Mexico may be held, resold (subject to compliance with applicable securities and tax laws) or surrendered to the Trustee for cancellation.

6. Additional Amounts. (a) All payments by Mexico in respect of the Notes shall be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Mexico, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (collectively, “Relevant Tax”), unless the withholding or deduction of such Relevant Tax is required by law. In that event, Mexico shall pay such additional amounts (“Additional Amounts”) as may be necessary to ensure that the amounts received by the Holders after such withholding or deduction shall equal the respective amounts of principal and interest that would have been receivable in respect of the Notes in the absence of such withholding or deduction; provided, however, that no such Additional Amounts shall be payable in respect of any Relevant Tax:

(i) imposed by reason of a Holder or beneficial owner of a Note having some present or former connection with Mexico other than merely being a Holder or beneficial owner of the Note or receiving payments of any nature on the Note or enforcing its rights in respect of the Note;

(ii) imposed by reason of the failure of a Holder or beneficial owner of a Note, or any other person through which the Holder or beneficial owner holds a Note, to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Mexico of such Holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction; or

(iii) imposed by reason of a Holder or beneficial owner of a Note, or any other person through which the Holder or beneficial owner holds a Note, having presented the Note for payment (where such presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the Holder or beneficial owner or such other person would have been entitled to Additional Amounts on presenting the Note for payment on any date during such 30-day period.

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As used in this paragraph 6(a), “Relevant Date” in respect of any Note means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the Trustee on or prior to such due date, the date on which notice is duly given to the Holders in the manner described in paragraph 14 below that such monies have been so received and are available for payment. Any reference to “principal” and/or “interest” hereunder or in the Indenture shall be deemed to include any Additional Amounts which may be payable hereunder.

(b) Mexico will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in Mexico or any political subdivision thereof or taxing authority thereof or therein in respect of the creation, issue, execution, initial delivery or registration of the Notes or any other document or instrument referred to therein. Mexico will also indemnify the Holders from and against any stamp, court or documentary taxes or any excise or property taxes, charges or similar levies resulting from, or required to be paid by any of them in any jurisdiction in connection with, the enforcement of the obligations of Mexico under the Notes or any other document or instrument referred to therein following the occurrence of any Event of Default (as defined below).

7. Negative Pledge Covenant of Mexico. So long as any Note shall remain Outstanding, or any amount payable by Mexico under the Indenture shall remain unpaid, Mexico agrees that Mexico will not create, incur, assume or suffer to exist any Security Interest (as defined below) in the whole or any part of its present or future revenues or assets to secure Public External Indebtedness of Mexico, unless the Note is secured equally and ratably with such Public External Indebtedness; provided, however, that Mexico may create or permit to subsist:

(i) Security Interests created prior to December 3, 1993;

(ii) Security Interests securing Public External Indebtedness incurred in connection with a Project Financing (as defined below), provided, that the Security Interest is solely in assets or revenues of the project for which the Project Financing was incurred;

(iii) Security Interests securing Public External Indebtedness of Mexico which (A) is issued by Mexico in exchange for debt of Mexican public sector bodies (other than Mexico) and (B) is in an aggregate principal amount outstanding (with debt denominated in currencies other than U.S. dollars expressed in U.S. dollars based on rates of exchange prevailing at the date such debt was incurred) that does not exceed U.S. $29 billion; and

(iv) Security Interests securing Public External Indebtedness of Mexico incurred or assumed by Mexico to finance or refinance the acquisition of the assets in which such Security Interest has been created or permitted to subsist.

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For the purposes of this paragraph 7, the following terms shall have the meanings specified below:

“Project Financing” means any financing of all or part of the costs of the acquisition, construction or development of any project if the person or persons providing such financing (A) expressly agree to limit their recourse to the project financed and the revenues derived from such project as the principal source of repayment for the moneys advanced and (B) have been provided with a feasibility study prepared by competent independent experts on the basis of which it was reasonable to conclude that such project would generate sufficient foreign currency income to service substantially all Public External Indebtedness incurred in connection with such project.

“Security Interest” means any lien, pledge, mortgage, encumbrance or other preferential right granted to any person or entity over Mexico’s revenues or assets.

8. Events of Default; Acceleration. If one or more of the following events (“Events of Default”) shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of principal, premium, if any, or interest on any of the Notes as and when the same shall become due and payable, whether at maturity, by declaration or otherwise, and continuance of such default for 30 days; or

(b) failure on the part of Mexico to observe or perform any of the covenants or agreements provided herein or in the Indenture (in each case, other than those referred to in (a) above) for a period of 30 days after the date on which written notice shall have been given to Mexico by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; or

(c) Mexico shall fail to make any payment of principal or interest in respect of Public External Indebtedness of Mexico when due and such failure shall result in the acceleration of an aggregate principal amount of not less than U.S. $10,000,000 (or its equivalent in other currencies) of such Public External Indebtedness, and such acceleration shall not have been rescinded or annulled; or

(d) Mexico shall fail to make any payment in respect of Public External Indebtedness of Mexico in an aggregate principal amount in excess of U.S. $10,000,000 (or its equivalent in other currencies) for a period of 30 days after the date on which Mexico receives written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding; or

(e) the declaration by Mexico of a moratorium with respect to the payment of principal of or interest on Public External Indebtedness of Mexico;

then in each and every such case, upon notice in writing by the Holders (the “Demanding Holders”) (acting individually or together) of not less than 25% of the aggregate Outstanding principal amount of the Notes to Mexico, with a copy to the Trustee, of any such Event of Default and its continuance, the Demanding Holders may declare the principal amount of all the Notes due and payable immediately, and the same shall become and shall be due and payable

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upon the date that such written notice is received by or on behalf of Mexico, unless prior to such date all Events of Default in respect of all the Notes shall have been cured; provided that, if at any time after the principal of the Notes shall have been so declared due and payable, and before the sale of any property pursuant to any judgment or decree for the payment of monies due which shall have been obtained or entered in connection with the Notes, Mexico shall pay or shall deposit (or cause to be paid or deposited) with the Trustee a sum sufficient to pay all matured installments of interest and principal upon all the Notes which shall have become due otherwise than solely by acceleration (with interest on overdue installments of interest, to the extent permitted by law, and on such principal of each Note at the rate of interest specified herein, to the date of such payment of interest or principal) and such amount as shall be sufficient to cover reasonable compensation to the Demanding Holders, the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and all other documented expenses and liabilities reasonably incurred, and all advances made for documented expenses and legal fees, reasonably incurred by the Demanding Holders, the Trustee and each predecessor Trustee, and if any and all Events of Default hereunder, other than the nonpayment of the principal of the Notes which shall have become due solely by acceleration, shall have been cured, waived or otherwise remedied as provided herein, then, and in every such case, the Holders of more than 50% in aggregate principal amount of the Notes then Outstanding, by written notice to Mexico and to the Trustee, may, on behalf of all of the Holders, waive all defaults and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. Actions by Holders pursuant to this paragraph 8 need not be taken at a meeting pursuant to paragraph 9 hereof. Actions by the Trustee and the Holders pursuant to this paragraph 8 are subject to Article Four of the Indenture. If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes of this Series may be declared due and payable in the manner and with the effect provided in the Indenture.

9. Holders’ Meetings and Written Action. The Indenture sets forth the provisions for the convening of meetings of Holders of Notes and actions taken by written consent of the Holders of Notes.

10. Replacement, Exchange and Transfer of the Notes. (a) Upon the terms and subject to the conditions set forth in the Indenture, in case any Note shall become mutilated, defaced or be apparently destroyed, lost or stolen, Mexico in its discretion may execute, and upon the request of Mexico, the Trustee shall authenticate and deliver, a new Note bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the apparently destroyed, lost or stolen Note. In every case, the applicant for a substitute Note shall furnish to Mexico and to the Trustee such security or indemnity as may be required by each of them to indemnify, defend and to save each of them and any agent of Mexico or the Trustee harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Note and of the ownership thereof. Upon the issuance of any substitute Note, the Holder of such Note, if so requested by Mexico, shall pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Note.

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(b) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 10(e) hereof, a Certificated Note or Notes may be exchanged for an equal aggregate principal amount of Certificated Notes in different authorized denominations and a beneficial interest in the Global Note may be exchanged for an equal aggregate principal amount of Certificated Notes in different authorized denominations or for an equal aggregate principal amount of beneficial interests in another Global Note in different authorized denominations by the Holder or Holders surrendering the Note or Notes for exchange at the Corporate Trust Office, together with a written request for the exchange. Certificated Notes will only be issued in exchange for interests in a Global Note pursuant to Section 2.5(e) of the Indenture. The exchange of the Notes will be made by the Trustee.

(c) Upon the terms and subject to the conditions set forth in the Indenture, and subject to paragraph 10(e) hereof, a Certificated Note may be transferred in whole or in part (in an amount equal to the authorized denomination or any integral multiple thereof) by the Holder or Holders surrendering the Certificated Note for transfer at the Corporate Trust Office accompanied by an executed instrument of transfer substantially as set forth in Exhibit F to the Indenture. The registration of transfer of the Notes will be made by the Trustee.

(d) The costs and expenses of effecting any exchange, transfer or registration of transfer pursuant to this paragraph 10 will be borne by Mexico, except for the expenses of delivery (if any) not made by regular mail and the payment of a sum sufficient to cover any stamp duty, tax or other governmental charge or insurance charge that may be imposed in relation thereto, which will be borne by the Holder of the Note. Registration of the transfer of a Note by the Trustee shall be deemed to be the acknowledgment of such transfer on behalf of Mexico.

(e) The Trustee may decline to accept any request for an exchange or registration of transfer of any Note during the period of 15 days preceding the due date for any payment of principal of, or premium, if any, or interest on, the Notes.

11. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

12. Paying Agents; Transfer Agents; Registrar. Mexico has initially appointed Deutsche Bank Trust Company Americas as its paying agent, transfer agent and registrar. Mexico may at any time appoint additional or other paying agents, transfer agents and registrars and terminate the appointment of those or any paying agents, transfer agents and registrar, provided, that while the Notes are Outstanding, Mexico will maintain in The City of New York (i) a paying agent, (ii) an office or agency where the Notes may be presented for exchange, transfer and registration of transfer as provided in the Indenture and (iii) a registrar. In addition, if and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, Mexico will maintain a paying agent and transfer agent in Luxembourg. Notice of any such termination or appointment and of any change in the office through which any paying agent, transfer agent or registrar will act will be promptly given in the manner described in paragraph 14 hereof.

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13. Enforcement. Except as provided in Section 4.6 of the Indenture, no Holder of any Notes shall have any right by virtue of or by availing itself of any provision of the Indenture or of the Notes to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or of the Notes, or for any other remedy hereunder or under the Notes, unless (a) such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof with respect to such Series of Notes, (b) the Holders of not less than 25% in aggregate principal amount Outstanding of Notes shall have made specific written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have provided to the Trustee such reasonable indemnity or other security as it may require against the costs, expenses and liabilities to be incurred therein or thereby and (c) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity or other security shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 4.9 of the Indenture; it being understood and intended, and being expressly covenanted by every Holder of Notes with every other Holder of Notes and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue or by availing itself of any provision of the Indenture or of the Notes to affect, disturb or prejudice the rights of any other Holder of Notes or to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture or under the Notes, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes. For the protection and enforcement of this paragraph, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

14. Notices. Mexico will mail any notices to the Holders of the Notes at their registered addresses as reflected in the books and records of the Trustee. Mexico will consider any mailed notice to have been given five Business Days after it has been sent. Mexico will also publish notices to the Holders (a) in a leading newspaper having general circulation in New York City and London (which is expected to be The Wall Street Journal and the Financial Times, respectively) and (b) if and so long as the Notes are listed on the Euro MTF market of the Luxembourg Stock Exchange and the rules of the exchange so require, in a leading newspaper having general circulation in Luxembourg (which is expected to be d’Wort - Luxemburger Wort für Wahrheit und Recht) and on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication in a leading newspaper in Luxembourg is not practicable, Mexico will publish such notices in a leading English language daily newspaper with general circulation in Europe. Mexico will consider any published notice to be given on the date of its first publication.

15. Further Issues of Notes. Mexico may from time to time, without the consent of Holders of the Notes, create and issue additional Notes having the same Terms as the Notes in all respects, except for the issue date, issue price and the first payment of interest thereon; provided, however, that any such additional Notes shall be issued either in a “qualified reopening” for U.S. federal income tax purposes or with no more than de minimis original issue discount for U.S. federal income tax purposes. Additional Notes issued in this manner will be consolidated with and will form a single Series with the previously Outstanding Notes.

16. Prescription. To the extent permitted by law, claims against Mexico for the payment of principal of, or interest or other amounts due on, the Notes (including Additional Amounts) will become void unless made within five years of the date on which that payment first became due (or such shorter period as shall be prescribed by applicable law).

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17. Authentication. This Note shall not become valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee or its agent.

18. Governing Law. (a) This Note will be governed by and construed in accordance with the laws of the State of New York; provided, however, that all matters governing Mexico’s authorization and execution of the Indenture and the Notes shall in all cases be governed by and construed in accordance with the laws of Mexico.

(b) Each of the parties hereto hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the Borough of Manhattan, The City of New York in any action or proceeding arising out of or based on the Indenture or the Notes. Mexico has appointed the Consul General of Mexico acting through his or her offices at 27 East 39th Street, New York, New York, 10016, and his or her successors, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any action arising out of or based on the Indenture or the Notes, which may be instituted in any such court as provided in the Indenture. Mexico hereby waives irrevocably, to the extent permitted by law, any immunity from the jurisdiction of such court (including sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976 and immunity from pre-judgment attachment, post-judgment attachment and execution), except that under Article 4 of the Federal Code of Civil Procedure of Mexico attachment prior to judgment or attachment in aid of execution may not be ordered by Mexican courts against property of Mexico, and any objections to the laying of venue in any such courts in respect of any such action to which it might otherwise be entitled in any actions arising out of or based on the Indenture or the Notes of any Series which may be instituted as provided in the Indenture in any state or federal court in the Borough of Manhattan, The City of New York. In addition, Mexico hereby waives any rights to which it may be entitled on account of place of residence or domicile. Such appointment shall be irrevocable until all amounts in respect of the principal of (and premium, if any) and any interest due and to become due on or in respect of all the Notes have been provided to the Trustee pursuant to the terms hereof either paid or returned to Mexico in accordance with the Indenture, except that, if for any reason, the Consul General of Mexico ceases to be able to act as Authorized Agent or no longer has an address in the Borough of Manhattan, The City of New York, Mexico will appoint another person (which may be the Trustee) in the Borough of Manhattan, The City of New York, selected in its discretion, as such Authorized Agent, a copy of which acceptance it shall provide to the Trustee. Mexico will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments pursuant to Section 9.7 of the Indenture in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated above, or at such other address in the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to each party hereto, shall be deemed, in every respect, effective service of process upon Mexico.

(c) A final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by a suit upon such judgment or in any other manner provided by law.

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(d) Notwithstanding the provisions of this paragraph 18, any action against Mexico arising out of or based on the Notes of any Series may also be instituted as provided in the Indenture in any competent court in Mexico.

(e) Notwithstanding anything else in this paragraph 18 to the contrary, neither such appointment nor such submission to jurisdiction or such waiver of sovereign immunity shall be interpreted to include actions brought under the United States securities laws or any state securities laws.

(f) Nothing in this paragraph 18 shall affect the right of the Trustee or (in connection with legal actions or proceedings by any Holder as permitted by the Indenture and this Note) any Holder to serve legal process in any other manner permitted by law, or affect the right of the Trustee or any such Holder to bring any action or proceeding against Mexico or its property in the courts of other jurisdictions.

19. Indemnification for Foreign Exchange Fluctuations. The obligation of Mexico to any Holder under the Notes that has obtained a court judgment affecting the Notes shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which the Note is denominated (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Holder of any amount in the Judgment Currency, such Holder may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency (or, if it is not practicable to make that purchase on that day, on the first Business Day on which it is practicable to do so). If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Holder in the Agreement Currency, Mexico agrees, as a separate obligation and notwithstanding such judgment, to pay the difference, and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such Holder, such Holder agrees to pay to or for the account of Mexico such excess, provided, that such Holder shall not have any obligation to pay any such excess as long as a default by Mexico in its obligations hereunder has occurred and is continuing, in which case such excess may be applied by such Holder to such obligations.

20. Warranty of Mexico. Subject to paragraph 17, Mexico hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Note and to constitute the same legal, valid and binding obligations of Mexico enforceable in accordance with their terms, have been done and performed and have happened in due and strict compliance with all applicable laws.

21. Definitive Headings. The descriptive headings appearing in these Terms are for convenience of reference only and shall not alter, limit or define the provisions hereof.

22. Modifications. (a) Any Modification to the Notes or the Indenture insofar as it affects the Notes shall be made in accordance with Articles Ten and Eleven of the Indenture.

(b) Any Modification pursuant to this paragraph 22 will be conclusive and binding on all Holders of the Notes, and on all future Holders of the Notes whether or not notation of such Modification is made upon the Notes. Any instrument given by or on behalf of any Holder of a Note in connection with any consent to or approval of any such Modification will be conclusive and binding on all subsequent Holders of that Note.

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Schedule A

Date	Principal Amount of Certificated Notes	Remaining Principal Amount of this Global Note	Notation Made By

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TRANSFER CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby transfers to (PRINT NAME AND ADDRESS OF TRANSFEREE) €              principal amount of this 3.375% Global Notes due 2031, and all rights with respect thereto, and irrevocably constitutes and appoints              as attorney to transfer this Note on the books kept for registration thereof, with full power of substitution.

Dated

Certifying Signature:

Signed

Note:

(i) The signature on this transfer form must correspond to the name as it appears on the face of this Note.

(ii) A representative of the Holder should state the capacity in which he or she signs (e.g., executor).

(iii) The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered Holder or shall be certified by a recognized bank, notary public or in such other manner as the Trustee or a paying agent may require.

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